Exhibit 10.2
AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of February 16, 2017, by and between The New Home Company Inc., a Delaware corporation (the “Company”) and H. Lawrence Webb (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of January 30, 2014 (the “Employment Agreement”) which sets forth the terms and conditions of Executive’s employment by the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows, effective as March 13, 2017:

1.Section 1 of the Employment Agreement is hereby amended by adding the following language to the end of such Section:
“Notwithstanding the foregoing, in the event that the Company experiences a Change in Control (as defined below), then the Employment Period shall instead continue through the second anniversary of the consummation of the Change in Control (and thereafter the automatic one-year extensions will continue in accordance with this Section 1, but on the anniversaries of the consummation of the Change in Control rather than on anniversaries of the Effective Date).”
2.The Employment Agreement is hereby amended by adding the following as Section 18 thereof:

“18. Protected Rights. Each party understands that nothing contained in this Agreement limits any party’s ability to file a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Each party further understands that this Agreement does not limit any party’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit any party’s right to receive an award for information provided to any Government Agencies.

3.The first sentence in Section 4(c) of the Employment Agreement is hereby deleted and replaced with the following three sentences:

“If the Employment Period ends on account of Termination Without Cause or Termination for Good Reason but is not a CIC Qualifying Termination, Executive shall receive a severance payment (the “Severance Payment”) in an amount equal to two times the sum of (A) Executive’s Base Salary at the time of termination (or, in the event of a Termination for Good Reason, the Base Salary prior to the event constituting Good Reason if such Base Salary is higher than the Base Salary at the time of termination) plus (B) the highest annual bonus paid to Executive during the three most recently completed years prior to Executive’s termination of employment. If the Employment Period ends on account of a CIC Qualifying Termination, Executive shall receive a severance payment (the “CIC Severance Payment”) in an amount equal to two times the sum of (A) Executive’s Base Salary at the time of termination (or, in the event of a Termination for Good Reason, the Base Salary prior to the event constituting Good Reason if such Base Salary is higher than the Base Salary at the time of termination) plus (B) the greater of the target annual cash incentive bonus for the year in which the CIC Qualifying Termination occurs and the highest annual bonus paid to Executive during the three most recently completed years prior to Executive’s termination of employment. For the avoidance of doubt, the Severance Payment and CIC Severance Payment are intended to be mutually exclusive and under no circumstance shall Executive receive both the Severance Payment and CIC Severance Payment.”

4.The following language is added as Section 4(f) and Section 4(g) of the Employment Agreement:

“(f)    For purposes of this Agreement, “CIC Qualifying Termination” means the termination of the Employment Period on account of Termination Without Cause or Termination for Good Reason, in either case, on or within 24 months after the occurrence of a Change in Control.
(g)    For purposes of this Agreement, “Change in Control” has the meaning set forth in the Company’s 2016 Incentive Award Plan.”
5.This Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

6.Except as amended and set forth herein, the Employment Agreement shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:    /s/ John Stephens______
Name:    John Stephens
Title:    Chief Financial Officer

“EXECUTIVE”

/s/ H. Lawrence Webb______
H. Lawrence Webb